Exhibit 10.16

Execution Version

INVESTOR RIGHTS AGREEMENT

EDGEPOINT INVESTMENT GROUP INC.,

ON BEHALF OF CERTAIN MUTUAL FUNDS MANAGED BY IT

- and -

PREMIUM NICKEL RESOURCES LTD.

June 14, 2024

TABLE OF CONTENTS

	ARTICLE 1
	INTERPRETATION

1.1	Defined Terms	1
1.2	Rules of Construction	4
1.3	Entire Agreement	5
1.4	Time of Essence	5
1.5	Governing Law and Submission to Jurisdiction	5
1.6	Severability	5

	ARTICLE 2
	BOARD OF DIRECTORS

2.1	Mutual Nominee	6
2.2	Investor Nomination Right	6
2.3	Management to Endorse and Vote	7
2.4	Board Size	7
2.5	Directors' Liability Insurance	7
2.6	Director Compensation	8

	ARTICLE 3
	PARTICIPATION RIGHT

3.1	Notice of Issuances	8
3.2	Grant of Participation Right	9
3.3	Exercise Notice	9
3.4	Issuance of Offered Securities	10
3.5	Additional Terms	10
3.6	Issuances Not Subject to Participation Right	11
3.7	Application of Canadian Securities Laws and Exchange Policies	11

	ARTICLE 4
	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Company	12
4.2	Representations and Warranties of the Investor	13

	ARTICLE 5
	COVENANTS OF THE COMPANY

5.1	Reporting Issuer Status and Listing of Common Shares	14
5.2	No Conflict	14

	ARTICLE 6
	MISCELLANEOUS

6.1	Termination	15
6.2	Notices	15
6.3	Amendments and Waivers	16
6.4	Assignment	16
6.5	Successors and Assigns	16

6.6	Expenses	17
6.7	Public Disclosure	17
6.8	Further Assurances	18
6.9	Right to Injunctive Relief	18
6.10	Counterparts	18

INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is effective as of June 14, 2024 (the "Effective Date"),

B E T W E E N:

EDGEPOINT INVESTMENT GROUP INC.,
a corporation existing under the Business
Corporations Act (Ontario), on behalf of certain
mutual funds managed by it,

(hereinafter referred to as the "Investor"),

- and -

PREMIUM NICKEL RESOURCES LTD.,
a corporation existing under the Business
Corporations Act (Ontario),

(hereinafter referred to as the "Company").

WHEREAS on June 4, 2024, the Investor and the Company entered into a binding term sheet pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell, on a private placement basis, 7,692,307 units of the Company for aggregate gross proceeds to the Company of $5,999,999.46 (the "Private Placement");

AND WHEREAS in consideration of, among other things, the Investor's equity investment in the Company, the Company agreed to grant the Investor certain rights on the terms and subject to the conditions set out herein;

AND WHEREAS on Effective Date, and after giving effect to the Private Placement, the Investor expects to own or control, directly or indirectly, 23,833,224 Common Shares and 11,016,307 Warrants, representing approximately 14.1% of the issued and outstanding Common Shares on a non-diluted basis and 20.5% of the issued and outstanding Common Shares on a partially-diluted basis;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the Business Corporations Act (Ontario);

"Affiliate" has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions, as in effect on the date of this Agreement;

"Applicable Laws" means with respect to any person, any domestic, foreign, federal, provincial, state, county or municipal or local law, rule or regulation, including any statute, regulation, rule or subordinate legislation or treaty or common law and any rule, decree, policy or enactment of any Governmental Authority that is binding or applicable to such Person;

"Board" means the board of directors of the Company;

"Bought Deal" means a fully underwritten offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a "bought deal letter" prior to the filing of a preliminary prospectus or prospectus supplement or a distribution pursuant to an overnight marketed offering;

"Business Day" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, or (b) a day on which banks are generally closed in the Province of Ontario;

"Canadian Securities Laws" means the applicable securities legislation of each of the provinces and territories of Canada and all published regulations, policy statements, orders, rules, instruments, rulings and interpretation notes issued thereunder or in relation thereto, as the same may hereafter be amended from time to time or replaced;

"Common Shares" means the common shares in the capital of the Company issued and outstanding from time to time and includes any common shares that may be issued hereafter;

"Company" shall have the meaning set out in the preamble hereto;

"Consents" means all consents, approvals, permits, licences, waivers of rights of first refusal or waivers of due on sale clauses or other waivers, as applicable, from any party to any contract or any Governmental Authority, in each case, necessary in connection with the execution of this Agreement or the performance of any terms hereof or any document delivered pursuant hereto or the completion of any of the transactions contemplated by this Agreement;

"Constating Documents" means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum and articles of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability corporation or social agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling and/or syndicated agreements and similar contracts, arrangements and understandings applicable to the Person's securities, all as amended, supplemented, restated and replaced from time to time;

"Convertible Securities" means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Company, including any warrants, options or other rights issued by the Company and, for greater certainty, including any securities issued under any equity incentive compensation arrangements;

"Downsize Notice" has the meaning attributed thereto in Section 3.3(d);

"Downsized Entitlement" has the meaning attributed thereto in Section 3.3(d);

"Exchange" means the TSX Venture Exchange or such other stock exchange where the Common Shares are listed and principally trade from time to time;

"Excluded Dilutive Event" shall have the meaning set out in Section 3.6;

"Exercise Notice" shall have the meaning set out in Section 3.3(a);

"Fully-Diluted Basis" means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares were exercised, including all Common Shares issuable upon the conversion, exercise or exchange of any securities convertible, exercisable or exchangeable into Common Shares;

"Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange or self-regulatory authority and, for greater certainty, the Securities Regulatory Authorities and the Exchange;

"Investor" shall have the meaning set out in the preamble hereto;

"Investor Nominee" shall have the meaning set out in Section 2.2(a);

"Offering" shall have the meaning set out in Section 3.1(a);

"Offering Convertible Securities" has the meaning set out in Section 3.1(a);

"Offering Securities" has the meaning set out in Section 3.1(a);

"Offering Notice" shall have the meaning set out in Section 3.1(a);

"Ownership Percentage" means at any time, the Investor's percentage ownership interest in the Common Shares, which shall be calculated on a non-diluted basis by dividing (x) the number of Common Shares held, directly or indirectly, by the Investor and its Affiliates, by (y) the total number of Common Shares issued and outstanding at such time; provided, for certainty, that in the case of both (x) and (y), the number of Common Shares used in the calculation will not assume the conversion, exercise or exchange, by the Investor and its Affiliates of any securities convertible, exercisable or exchangeable into Common Shares held by the Investor and its Affiliates at such time;

"Participation Right" shall have the meaning set out in Section 3.2;

"Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, company, corporation or other body corporate, union, Governmental Authority and a natural person in his/her/their capacity as trustee, executor, administrator, or other legal representative;

"Private Placement" shall have the meaning set out in the recitals;

"Reporting Jurisdictions" means British Columbia, Alberta, Manitoba and Ontario;

"Securities Regulatory Authorities" means the securities regulatory authority of each of the Reporting Jurisdictions and the Exchange;

"Upsize Notice" shall have the meaning set out in Section 3.3(c);

"Upsize Option" shall have the meaning set out in Section 3.3(c); and

"Warrants" means the Common Share purchase warrants of the Company held by the Investor or any entities managed by it.

1.2	Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)

the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;
(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;
(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;
(e)	the word "including" is deemed to mean "including without limitation";
(f)	the terms "party" and "the parties" refer to a party or the parties to this Agreement;
(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;
(h)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	unless otherwise indicated, all dollar amounts refer to Canadian dollars;

(j)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.
1.3	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements. For the avoidance of doubt, (i) the Participation Right (as defined herein) granted pursuant to this Agreement supersedes the participation right granted to the Investor pursuant to the subscription agreement dated June 28, 2023 between the Company and the Investor (the "Legacy Subscription Agreement"), and (ii) the standstill in Section 6.4 of the subscription agreement dated as of the date June 14, 2024 between the Company and the Investor (the "Subscription Agreement") shall continue to survive in full force and effect following the date hereof in accordance with its terms. As of the Effective Date, the participation right previously granted to the Investor under the Legacy Subscription Agreement shall be cancelled and be of no further force or effect.

1.4	Time of Essence

Time shall be of the essence of this Agreement.

1.5	Governing Law and Submission to Jurisdiction

(a)This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b)Each of the parties irrevocably and unconditionally: (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement; (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

ARTICLE 2

BOARD OF DIRECTORS

2.1	Mutual Nominee

(a)Within 15 days of the closing of the Private Placement, an individual to be selected jointly by the Company and the Investor shall be appointed to the Board (subject to the satisfaction of certain customary conditions, including, among other things, the approval of the Exchange). For the avoidance of doubt, the individual so appointed for purposes of this Section 2.1(a) shall not be considered the Investor Nominee for purposes of this Agreement.

2.2	Investor Nomination Right

(a)For so long as the Investor's Ownership Percentage is at least 10.0% (provided that if the Investor's Ownership Percentage drops below 10.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 10.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 10.0% level), the Investor shall be entitled, but not obligated, to designate one nominee who shall be a Person eligible to serve as a director pursuant to the applicable corporate statute governing the Company (an "Investor Nominee") for election or appointment to the Board, to serve as a member of the Board.

(b)The Investor Nominee shall be an individual who: (i) consents in writing to act as a director of the Company; (ii) agrees in writing to comply with all policies of the Company applicable to all directors, as approved by the Board from time to time; and (iii) is not disqualified from acting as a director of the Company under Applicable Laws. The Investor acknowledges that the Investor Nominee will be required to provide, upon reasonable request by the Company and within a reasonable amount of time following such request, any information and materials the Company may request from other members of the Board and as are required to be disclosed in management proxy circulars, under Applicable Laws or as otherwise requested by the Company in order to comply with its legal, regulatory, auditor or stock exchange requirements, or policies and procedures (including an executed consent from the Investor Nominee to serve as a director of the Company, a completed directors' questionnaire in the form provided to the Investor Nominee, a completed personal information form if required by the Exchange, and such other documentation as may be requested by any stock exchange or required by any Governmental Authority).

(c)The Company covenants and agrees, upon 30 days' written notice by the Investor to the Company, to forthwith take all necessary steps, including increasing the size of the Board or causing the resignation of a director, to cause the appointment of an individual selected by the Investor to serve on the Board as the initial Investor Nominee until the next annual meeting of the Company's shareholders, and in the event that it is necessary to seek shareholder approval for the election of the initial Investor Nominee, the Company shall call and hold a meeting of its shareholders to consider the election of the Investor Nominee as soon as reasonably practicable, and in any event such meeting shall be held within 75 days of the Company receiving such written notice from the Investor.

(d)The Company shall advise the Investor of the date on which proxy solicitation materials are to be mailed for the purpose of any meeting of shareholders at which directors of the Company are to be elected as soon as reasonably practicable upon determining such date and the Investor shall advise the Company of its Investor Nominee(s), if any, within 10 Business Days after receiving such notice. If the Investor does not advise the Company of the identity of any Investor Nominee prior to any such deadline, then the Investor will be deemed to have: (i) nominated its incumbent nominee if an Investor Nominee is then on the Board; and (ii) not nominated any Investor Nominee if no Investor Nominee is then on the Board.

(e)In the event that any Investor Nominee ceases to serve as a director of the Company, for any reason (including such Investor Nominee's death, disability, resignation or removal), the Company shall cause the Board to promptly appoint a replacement Investor Nominee designated by the Investor to fill the vacancy created by such director ceasing to hold office; provided that the Investor remains eligible to designate an Investor Nominee.

2.3	Management to Endorse and Vote

(a)Subject to the Investor and the Investor Nominee, as applicable, complying with Section 2.1 in all material respects, the Company shall use commercially reasonable efforts to cause the election or appointment of the Investor Nominee(s) to the Board, including soliciting proxies in support of their election and taking the same actions taken by the Company to ensure the election of the other nominees selected by the Board for election to the Board.

(b)The Company agrees that management of the Company shall, in respect of every meeting of the shareholders at which directors of the Company are to be elected, and at every reconvened meeting following an adjournment thereof or postponement thereof, endorse and recommend the Investor Nominee(s) identified in the proxy materials for election to the Board, and shall vote the Common Shares and any other shares of the Company entitled to vote in the election of directors in respect of which management is granted a discretionary proxy in favour of the election of such Investor Nominee(s) to the Board at every such meeting, and the Company shall use its commercially reasonable efforts to cause management to vote their Common Shares and any other shares of the Company entitled to vote in the election of directors in favour of the election of such Investor Nominee(s) to the Board at every such meeting.

(c)Forthwith following any meeting of shareholders at which an Investor Nominee was nominated to serve as a director but was not validly elected by the shareholders in accordance with the applicable corporate statute governing the Company, the Company shall take all steps necessary to appoint an Investor Nominee to the Board who is not the same individual who was not elected at the meeting of shareholders, including pursuant to the power of the Board, where available, to appoint additional directors between shareholders' meetings or to fill a vacancy on the Board.

2.4	Board Size

The Company covenants and agrees that for so long as the Investor is entitled to designate an Investor Nominee, the total number of directors on the Board shall not exceed nine.

2.5	Directors' Liability Insurance

An Investor Nominee, upon due appointment as a director of the Company, shall be entitled to the benefit of directors' liability insurance from financially sound and reputable insurers in an amount and on terms and conditions satisfactory to the Board, and shall be entitled to the same indemnification rights with respect to acts and omissions in such person's capacity as a director of the Company to which other directors of the Company are entitled.

2.6	Director Compensation

An Investor Nominee, while serving as a director of the Company, shall be entitled to receive the same compensation, options, or other equity awards, as such awards may be granted to any other director from time-to-time by the Company as compensation for services rendered as a member of the Board. The Company shall also pay for the reasonable, documented, out-of-pocket expenses incurred by an Investor Nominee in connection with his or her services provided to or on behalf of the Company, including attending Board meetings or events attended on behalf of the Company or at the Company's request, in accordance with any Board compensation and expense reimbursement policy in effect from time to time. The Investor Nominee shall be compensated and reimbursed for expenses on a basis no less favourable than the basis on which the Company compensates and reimburses other directors of the Company (other than directors who are officers of the Company).

ARTICLE 3

PARTICIPATION RIGHT

3.1	Notice of Issuances

(a)For a period of 36 months from and including the Effective Date, provided that the Investor has an Ownership Percentage of at least 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level), if the Company proposes to issue any Common Shares or any securities convertible, exercisable or exchangeable into Common Shares ("Offering Convertible Securities") excluding any issuances of any such securities pursuant to an Excluded Dilutive Event (as defined below) (each, an "Offering"), the Company will, give written notice of the Offering (the "Offering Notice"), as well as all relevant documentation as the same becomes available, to the Investor including, to the extent known by the Company at such time, full particulars of the Offering, including the number or range of Common Shares and/or Offering Convertible Securities included in such Offering (the "Offering Securities"), the rights, privileges, restrictions, terms and conditions of the Offering Convertible Securities, if any, the price per Offering Security to be issued in the Offering, the name of any agent(s) or underwriter(s) expected to be involved in the Offering, the intended form of the Offering (e.g., bought deal, overnight marketed, fully marketed, private placement, etc.), the expected use of proceeds of the Offering, the expected closing date of the Offering and the relative entitlement of the Investor to participate in the Offering based on the information available to the Company at such time.

(b)Except in the circumstances described in Section 3.1(c), the Company shall deliver the Offering Notice promptly, but in any event at least five Business Days prior to the expected completion date of the Offering,

(c)If the Company is proposing to undertake a Bought Deal, the Company shall deliver the applicable Offering Notice  to the Investor as early as practicable in the circumstances in light of the speed and urgency under which Bought Deals are conducted.

3.2	Grant of Participation Right

Provided that the Investor has a right to receive an Offering Notice pursuant to Section 3.1, the Investor (directly or through an Affiliate, in which case the provisions of this Article 3 shall apply mutatis mutandis) shall have the right (the "Participation Right") to subscribe for and to be issued as part of an Offering of which the Investor has the right to receive an Offering Notice, at the offering price per Offering Security determined pursuant to Section 3.5(a), and otherwise on substantially the same terms and conditions as in the Offering:

(a)in the case of an Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain an Ownership Percentage, after giving effect to such Offering, that is the same as the Ownership Percentage that it had immediately prior to completion of such Offering; and

(b)in the case of an Offering of Offering Convertible Securities (other than or in addition to Common Shares), up to such number of Offering Convertible Securities that will (assuming, for all purposes of this Section 3.2(b), the conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offering Convertible Securities issued in connection with the Offering and issuable pursuant to this Section 3.2) allow the Investor to maintain a percentage ownership interest in the Common Shares (calculated on a Fully-Diluted Basis), after giving effect to such Offering, that is the same as the percentage ownership interest that it had immediately prior to completion of such Offering (calculated on a Fully-Diluted Basis), in each case, for greater certainty, after giving effect to any Offering Securities to be acquired by the Investor as part of the Offering, other than pursuant to the exercise of the Participation Right.

3.3	Exercise Notice

(a)If the Investor wishes to exercise its Participation Right, the Investor shall give written notice to the Company (the "Exercise Notice") of its intention to exercise such right and of the number of Offering Securities that the Investor wishes to subscribe for and purchase pursuant to the Participation Right. The Investor shall deliver an Exercise Notice to subscribe to an Offering within three Business Days after the date of receipt of an Offering Notice, failing which the Investor will not be entitled to exercise the Participation Right in respect of such Offering and any rights that the Investor may have had to subscribe for any of the Offering Securities shall be extinguished, in respect of such Offering.

(b)Each Exercise Notice, together with the Offering Notice, shall constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities that the Investor agrees to subscribe for in its Exercise Notice.

(c)If the Company at any time proposes to increase the number of any Offering Securities to be issued in an Offering, the Company shall, by notice in writing delivered to the Investor (the "Upsize Notice"), give the Investor the option to subscribe for its pro rata share of the additional Offering Securities (the "Upsize Option"). The Investor shall be entitled to exercise the Upsize Option by delivering a new Exercise Notice to the Company. If no new Exercise Notice is delivered by the Investor to the Company within 24 hours of receipt by the Investor of the Upsize Notice, the Exercise Notice of the Investor delivered in respect of the original Offering Notice shall continue in full force and effect.

(d)If for any reason the number of Offering Securities to be issued in an Offering is reduced or otherwise less than the number of Offering Securities set out in the Offering Notice, the Company shall provide written notice to the Investor (the "Downsize Notice") confirming the new number of Offering Securities in the Offering and the corresponding pro rata reduction of the entitlement of the Investor to participate in the Offering (the "Downsized Entitlement"); provided that no such reduction shall be made to the extent that such reduction would result in a reduction of the Ownership Percentage or the percentage ownership interest of the Investor calculated on a Fully-Diluted Basis following completion of such Offering. Following delivery of the Downsize Notice, the Exercise Notice and the Downsize Notice shall together constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities equal to the Downsized Entitlement and the Investor shall be entitled to a refund (to be paid to the Investor within two Business Days of receipt of the Downsize Notice) to the extent that it has already remitted funds to the Company in payment in connection with such Offering.

3.4	Issuance of Offered Securities

(a)The Company agrees to take any and all commercially reasonable steps as are required to facilitate the rights of the Investor set forth in this Article 3, including: (i) undertaking a private placement or directed offering of Offering Securities to the Investor as part of such Offering; and (ii) if required, increasing the size of the Offering to satisfy its obligations to the Investor pursuant to Sections 3.1 through 3.3, inclusive, in each case, subject to obtaining any regulatory or other approvals required by Canadian Securities Laws or Applicable Laws.

(b)If the Company receives an Exercise Notice from the Investor within the notice period, then the Company shall use its commercially reasonable efforts to obtain all required approvals (including any approval(s) required pursuant to Canadian Securities Laws or other Applicable Laws), in order to issue to the Investor, against payment of the subscription price payable in respect thereof, that number of Offering Securities set forth in the Exercise Notice or otherwise determined pursuant to Section 3.3(c) or 3.3(d).

(c)If the purchase and sale of all or a portion of the Offering Securities to the Investor is delayed as a result of the need to obtain any approval under Canadian Securities Laws or any other approval, the sale of the Offering Securities to the Investor shall be completed within 10 Business Days of receipt of the last of such required approvals, if any. For greater certainty, the issuance of any Offering Securities to Persons other than the Investor shall be permitted to close prior to the receipt of required approvals solely applicable to the issuance to the Investor.

3.5	Additional Terms

(a)The Participation Right will be exercisable by the Investor at the offering price made available by the Company to other investors in such Offering; provided that if the offering price is lowered by the Company in the course of any such Offering, the Investor will be entitled to pay the lowest price paid to the Company by any investor in the relevant Offering in respect of  the applicable Offering Securities without regard to any applicable fees or commissions (except for any such fees or commissions that are paid or payable to the ultimate beneficial purchasers of such Offering Securities) in respect of each class of securities issued (and the Investor will be entitled to a refund (to be paid to the Investor within two Business Days of completion of the Offering) to the extent that it has already remitted funds to the Company in payment in connection with such Offering); and otherwise on substantially the same terms and conditions offered to other investors in the Offering except as otherwise explicitly contemplated in this Agreement.

(b)If the Company has not issued Offering Securities in connection with an Offering within 90 days of the expiry of the relevant notice period, the Company shall not thereafter proceed with such Offering without providing the Investor with a new Offering Notice and further opportunity to deliver an Exercise Notice in respect of such Offering.

3.6	Issuances Not Subject to Participation Right

Notwithstanding anything to the contrary contained herein, Sections 3.1 to 3.5, inclusive will not apply to any Offerings in the following circumstances (each such Offering pursuant to paragraph 3.6(a) through 3.6(g), inclusive, being referred to as an "Excluded Dilutive Event"):

(a)	a rights offering that is open to all shareholders of the Company (including the Investor);
(b)

any share split, share dividend or recapitalization of the Company or any subsidiary of the Company that effects all Common Shares (and is available to all holders of Common Shares), provided that the beneficial shareholders or shareholders of such subsidiary, as applicable, do not change as a result thereof;

(c)

issuances for compensatory purposes to directors, officers, employees of or consultants to the Company and its Affiliates pursuant to a security compensation plan of the Company that complies with the requirements of the Exchange;

(d)

any equity securities issued for full or partial consideration pursuant to a merger, amalgamation, arrangement, consolidation or similar business combination or for the purchase of the securities or assets of any arm's length third-party;

(e)	an Offering of Offering Securities to the Investor or any of its Affiliates;
(f)

issuances upon the conversion, exchange or exercise of any outstanding convertible securities of the Company outstanding prior to the date of this Agreement or otherwise issued in accordance with this Agreement, including, for greater certainty, this Section 3.6; or

(g)	as a bona fide commission, agent's, underwriter's or finder's fee paid to a third-party.
3.7	Application of Canadian Securities Laws and Exchange Policies

The parties acknowledge that the transactions contemplated pursuant to this Article 3, including the issuance and resale of Common Shares and Convertible Securities, are subject to applicable Canadian Securities Laws and the rules, policies and determinations of the Exchange, which may impose restrictions on the issuance and resale of the securities acquired by the Investor. Notwithstanding anything else in this Agreement, the parties agree that, if as a result of complying with such Canadian Securities Laws or the rules, policies and determinations of the Exchange, the time periods provided herein cannot be practicably complied with, such time periods shall be deemed not to apply to the applicable transaction and the parties shall use commercially reasonable efforts to complete the transactions contemplated and intended to be carried out herein in as expeditious a manner as is practical in order to comply with applicable Canadian Securities Laws or rules, policies and determinations of the Exchange.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Company

The Company represents and warrants to the Investor as follows and acknowledges and agrees that the Investor is relying on such representations and warranties to enter into this Agreement:

(a)	the Company is duly existing and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;
(b)	the Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
(c)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(d)

this Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Investor) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(e)

the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Company (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;
(ii)	any provision of its Constating Documents or resolutions of the Board (or any committee thereof) or shareholders; or
(iii)	any license or registration or any agreement, contract or commitment, written or oral which the Company is a party or subject to or bound by; and
(f)

as at the date of this Agreement, no Person other than the Investor has any pre-emptive right, participation right or other similar right to purchase any of the Common Shares or Convertible Securities of the Company in respect of any Offering.

4.2	Representations and Warranties of the Investor

The Investor represents and warrants to the Company as follows and acknowledges and agrees that the Company is relying on such representations and warranties to enter into this Agreement:

(a)	the Investor is duly incorporated and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;
(b)	the Investor has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
(c)	all necessary corporate action has been taken by the Investor to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(d)

this Agreement has been duly executed and delivered by the Investor and (assuming due execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(e)

the execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Investor, (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;
(ii)	any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders; or
(iii)	any license or registration or any agreement, contract or commitment, written or oral which the Investor is a party or subject to or bound by.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1	Reporting Issuer Status and Listing of Common Shares

The Company shall use commercially reasonable efforts to, for a period of three years following the date hereof:

(a)	maintain the Company's status as a "reporting issuer" not in default under the Canadian Securities Laws in each of the Reporting Jurisdictions; and
(b)	maintain the listing of the Common Shares on the TSX Venture Exchange, the Toronto Stock Exchange or another stock exchange acceptable to the Investor,

provided that these covenants shall not restrict or prevent the Company from engaging in or completing any transaction which would result in the Company ceasing to be a "reporting issuer" or the Common Shares ceasing to be listed on the TSX Venture Exchange so long as the holders of Common Shares receive cash or securities of an entity which is listed on a stock exchange in Canada or such other exchange as may be agreed upon by the Company and the Investor or the holders of the Common Shares have approved the transaction.

5.2	No Conflict

The Company covenants and agrees that:

(a)

any shareholder rights plan or similar instrument adopted by the Company shall not restrict, limit, prohibit or conflict with the exercise by the Investor of its Participation Right or Nomination Right;

(b)

it shall not enter into any agreement or arrangement of any kind with any person with respect to any Common Shares in conflict with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of the Investor under this Agreement;

(c)

if any provision of any charter, mandate, or similar document of the Company, Subsidiary, or the Board or a committee conflicts with any provision of this Agreement, the provisions of this Agreement will prevail; and

(d)

the Company shall use commercially reasonable efforts to ensure that no constating document or similar document of the Company is amended in a manner that conflicts with any provision of this Agreement and if a constating document or similar document of the Company is nonetheless so amended (or is determined to conflict with any provision of this Agreement) the Company shall use commercially reasonable efforts to: (x) rescind or otherwise undo any such amendment; or (y) otherwise amend the constating document to eliminate such conflict.

ARTICLE 6

MISCELLANEOUS

6.1	Termination

This Agreement shall terminate and the rights and obligations of the parties hereunder shall cease immediately at such time as the Investor's Ownership Percentage decreases below 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 30 days, during which period the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level).

6.2	Notices

(a)Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by email or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i)	in the case of the Investor:

EdgePoint Investment Group Inc.
150 Bloor Street West, Suite 500
Toronto, Ontario  M5S 2X9

Attention:Geoff MacDonald
E-mail:[Redacted – Confidential Information]

with a copy (which shall not constitute notice) to:

McCarthy Tetrault LLP
Suite 5300, TD Bank Tower
66 Wellington Street W, Box 48
Toronto, Ontario M5K 1E6

Attention:Robert Hansen
E-mail:rhansen@mccarthy.ca

(ii)	in the case of the Company:

Premium Nickel Resources Ltd.
One First Canadian Place, Suite 3400
100 King Street West
Toronto, Ontario  M5X 1A4

Attention:	Keith Morrison, Chief Executive Officer
E-mail:	kmorrison@premiumnickel.com
Attention:	Timothy Moran, Chief Legal Officer
E-mail:	tmoran@premiumnickel.com

with a copy (which shall not constitute notice) to:

Bennett Jones LLP
One First Canadian Place, Suite 3400
100 King Street West
Toronto, Ontario  M5X 1A4

Attention:Andrew Disipio, Partner
E-mail:disipioa@bennettjones.com

(b)Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 6.2.

6.3	Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.4	Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other party. Notwithstanding the foregoing, the Investor may assign and transfer all of its rights, benefits, duties and obligations under this Agreement in their entirety, without the consent of the Company, to an Affiliate of the Investor; provided that any such assignee shall, prior to any such transfer, agree to be bound by all of the covenants of the Investor contained herein and comply with the provisions of this Agreement, and shall deliver to the Company a duly executed undertaking to such effect in form and substance satisfactory to the Company, acting reasonably.

6.5	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

6.6	Expenses

All costs and expenses (including applicable goods and services tax or similar taxes) incurred by the Company in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein, shall be borne by the Company. The Company shall reimburse all reasonable and documented out-of-pocket fees and expenses (including applicable goods and services tax or similar taxes that is not recuperable through input tax credits or rebates) incurred by the Investor in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein up to a maximum amount of $40,000, including, for certainty, all reasonable documented fees and disbursements of the Investor's legal counsel invoiced to the Company in accordance with the terms of the Subscription Agreement. To the extent that any such costs and fees are payable pursuant to the Subscription Agreement, there shall be no duplication of amounts payable pursuant to this Section 6.6 and any costs and fees payable pursuant to the Subscription Agreement.

6.7	Public Disclosure

(a)Subject to Sections 6.7(b), 6.7(c) and 6.7(d), the Company shall not make any public disclosure or statement with respect to the Investor (which shall include the name, logo of, or otherwise references in any way, to the Investor or any of its Affiliates) without the prior written consent of the Investor. For greater certainty, "public disclosure" shall include press releases, any corporate presentations, conference materials, social media postings or other content available on any website maintained by the Company or any of its Affiliates.

(b)If a party determines that it is required to publish or disclose the text of this Agreement (or extracts hereof) in accordance with any Applicable Law, it shall incorporate any redactions proposed by the other party, to the extent reasonable and permitted by Applicable Law prior to such disclosure; provided that, if the other party does not respond to a request for comments within three Business Days, the requesting party shall be entitled to make such public disclosure without the input of the other party.

(c)Neither party shall, without the prior written consent of the other party, issue any news release or otherwise make any public disclosure of the entering into of this Agreement or any the transactions contemplated hereby, unless such party: (i) provides the other party with a reasonable opportunity to review and comment on the content of any such news release or other public disclosure, in each case, insofar as it relates to this Agreement and the transactions contemplated hereby; and (ii) incorporates the other party's comments into the news release or other public disclosure, to the extent that the other party's comments are reasonable and compliant with Applicable Law. If the other party does not respond to a request for comment pursuant to this Section 6.7(a) within one Business Day, the requesting party shall be entitled to issue the news release or other public disclosure without the input of the other party.

(d)If the Company determines that it is required, in accordance with Applicable Law, to publicly disclose information regarding this Agreement, the Investor and/or the transactions contemplated hereby (other than in accordance with Sections 6.7(b) or 6.7(c)), it shall provide the Investor with a reasonable opportunity to review and comment on the content of any such public disclosure. The Company shall incorporate the Investor's comments into the public disclosure to the extent the Investor's comments are reasonable and compliant with Applicable Law. If the Investor does not respond to a request for comments within five Business Days, the Company shall be entitled to issue the public disclosure without the input of the Investor.

6.8	Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

6.9	Right to Injunctive Relief

The parties agree that any breach of the terms of this Agreement by either party would result in immediate and irreparable injury and damage to the other party which could not be adequately compensated by damages. The parties therefore also agree that in the event of any such breach or any anticipated or threatened breach by the defaulting party, the other party shall be entitled to equitable relief, including by way of temporary or permanent injunction or specific performance, without having to prove damages, in addition to any other remedies (including damages) to which such other party may be entitled at law or in equity.

6.10	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including, in electronic form and/or with electronic signatures), with the same effect as if each party had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by the parties on June 14, 2024.

EDGEPOINT INVESTMENT GROUP INC.
by	(signed) "Frank Mullen"
	Name:	Frank Mullen
	Title:	Chief Investment Officer

PREMIUM NICKEL RESOURCES LTD.
by	(signed) "Timothy Moran"
	Name:	Timothy Moran
	Title:	Chief Legal Officer